Exhibit 10.53

MONEYGRAM INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

EFFECTIVE OCTOBER 1, 2021

1

(i)

Page

ARTICLE IX AMENDMENT AND TERMINATION OF THE PLAN..........................................	11
9.1 Continuation.............................................................................................................	11
9.2 Amendment of Plan..................................................................................................	11
9.3 Termination of Plan..................................................................................................	11

ARTICLE X MISCELLANEOUS....................................................................................................	13
10.1 No Reduction of Company Rights..............................................................................	13
10.2 Provisions Binding......................................................................................................	13
10.3 Section 409A of the Code............................................................................................	13

(ii)

MONEYGRAM INTERNATIONAL, INC.

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

ARTICLE I
PREAMBLE AND PURPOSE

1.1    Preamble. This MoneyGram International, Inc. Non-Employee Director Deferred Compensation
    Plan (the “Plan”) is intended to permit MoneyGram International, Inc. (the “Company”) to attract and retain a select group of Directors, as defined herein.

1.2    Purpose. Through this Plan, the Company intends to permit the deferral of compensation and to provide additional benefits to Directors. Accordingly, it is intended that this Plan will not constitute a “qualified plan” subject to the limitations of section 401(a) of the Code, nor will it constitute a “funded plan,” for purposes of such requirements. It also is intended that this Plan will be exempt from the requirements of ERISA.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1    Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase will generally be a term defined in this Section 2.1. The following words and phrases with the initial letter capitalized will have the meaning set forth in this Section 2.1, unless a different meaning is required by the context in which the word or phrase is used.

(a)    “Account” means one or more of the bookkeeping accounts maintained by the Company or its agent on behalf of a Participant and includes any Equity Account.

(b)    “Affiliate” means a corporation that is a member of a controlled group of corporations (as defined in section 414(b) of the Code) that includes the Company, any trade or business
(whether or not incorporated) that is in common control (as defined in section 414(c) of the
Code) with the Company, or any entity that is a member of the same affiliated service group (as defined in section 414(m) of the Code) as the Company.

(c)    “Award Agreement” means, with respect to Restricted Stock Units and any associated
Dividend Equivalents granted pursuant to the OIP, the award agreement (including any associated notice of grant) or other document evidencing the grant of such award.

(d)    “Beneficiary” means the person designated by the Participant to receive a distribution of his benefits under the Plan upon the death of the Participant. If the Participant is married,

his spouse will be his Beneficiary, unless his spouse consents in writing to the designation of an alternate Beneficiary. In the event that a Participant fails to designate a Beneficiary, or if the Participant’s Beneficiary does not survive the Participant, the Participant’s
Beneficiary will be his surviving spouse, if any, or if the Participant does not have a surviving spouse, his estate.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” has the meaning assigned to such term in the Award Agreement;
provided, however, that, for purposes of the Plan, a “Change in Control” shall not be deemed to have occurred unless such event also constitutes a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of section
409A of the Code as applied to the Company.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” means the Human Resources and Nominating Committee of the Board or
any successor committee of the Board designated by the Board to administer the Plan.

(i)    “Compensation” means Restricted Stock Units and any associated Dividend Equivalents granted to an Eligible Person during the Plan Year.

(j)    “Director” means a member of the Board who is not an Employee.

(k)    “Disability” means total and permanent disability as approved by the Committee.

(l)    “Distribution Date” means a date specified by a Participant in his or her Election Form for the payment of all or a portion of such Participant’s Account.

(m)    “Dividend Equivalent” has the meaning assigned to such term in the OIP.

(n)    “Effective Date” means October 1, 2021, except as provided otherwise herein.

(o)    “Election Form” means the written forms provided by the Committee pursuant to which the Participant consents to participation in the Plan and makes a deferral election with respect to Compensation and the Distribution Date(s) for such Compensation. Such
Participant consent and elections may be done either in writing or on-line through an electronic signature. A draft Election Form is attached hereto as Exhibit A.

(p)    “Elective Equity Deferrals” means (i) Restricted Stock Unit deferrals and (ii) any
Dividend Equivalents attributable to Restricted Stock Units subject to a deferral election hereunder.

(q)    “Eligible Person” means any Director of the Board.

(r)    “Employee” means any individual receiving remuneration, or who is entitled to remuneration, for services rendered to the Company or an Affiliate, in the legal relationship of employer and employee.

(s)    “Equity Account” means a separate Account maintained for each Participant to record the
Elective Equity Deferrals made to the Plan pursuant to Article IV and all earnings and losses allocable thereto.

(t)    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(u)    “OIP” means the MoneyGram International, Inc. 2005 Omnibus Incentive Plan, as
amended from time to time.

(v)    “Open Enrollment Period” means the period occurring each year during which an
Eligible Person may make his elections to defer his Compensation for a subsequent Plan
Year pursuant to Article IV. The Open Enrollment Period will end no later than December
31 of each Plan Year preceding the earlier of the Plan Year in which the Compensation is granted or the Plan Year in which services will be performed with respect to the
Compensation to be deferred.

(w)    “Participant” means each Director or former Director whose participation in this Plan has not terminated. Each such Participant who is currently serving as a member of the Board will be referred to herein as an “Active Participant” and each such Director who is no longer serving as a member of the Board but has an Account balance under the Plan will be referred to herein as an “Inactive Participant.”

(x)    “Payment Event” has the meaning set forth in Section 5.1.

(y)    “Plan Year” means the calendar year.

(z)    “Restricted Stock Unit” means a Restricted Stock Unit (within the meaning of the OIP)
granted to a Participant pursuant to the OIP.

(aa)    “Scheduled Payment Date” means as soon as administratively practicable following the payment date selected in the Election Form.

(bb)    “Separation from Service” means the date that such Director ceases to provide services to the Company as a member of the Board; provided, however, that the event constitutes a
“separation from service” within the meaning of Treasury Regulation § 1.409A-1(h).

(cc)    “Share” means one share of the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) therefore in accordance with the terms of the OIP.

(dd)    “Special Enrollment Period” means the thirty (30) day period after a Director is elected to the Board and advised of his eligibility to participate in the Plan during which the Eligible
Person may make his elections to defer Compensation for services performed and
Compensation earned after such election pursuant to Article IV. The Committee may also designate certain periods as Special Enrollment Periods to the extent permitted under section 409A of the Code.

(ee)    “Trustee” means the individual or entity appointed to serve as trustee of any trust established as a possible source of funds for the payment of benefits under this Plan.

(ff)    “Unforeseeable Emergency” means a severe financial hardship to the Participant resulting from (i) an illness or accident of the Participant, his spouse, his beneficiary, or his dependent (as defined under section 152(a) of the Code), (ii) a loss of the Participant’s property due to casualty, or (iii) any other similar extraordinary and unforeseeable loss arising from events beyond the control of the Participant, as determined by the Committee in its sole and absolute discretion and in accordance with the requirements of section 409A of the Code.

2.2    Construction. If any provision of this Plan is determined to be for any reason invalid or unenforceable, the remaining provisions of this Plan will continue in full force and effect.
All of the provisions of this Plan will be construed and enforced in accordance with the laws of the State of Delaware and will be administered according to the laws of such state, except as otherwise required by ERISA, the Code or other applicable federal law. The term
“delivered to the Committee,” as used in this Plan, will include delivery to a person or persons designated by the Committee for the disbursement and the receipt of administrative forms. Delivery will be deemed to have occurred only when the form or other communication is actually received. Headings and subheadings are for the purpose of reference only and are not to be considered in the construction of this Plan. The pronouns
“he,” “him” and “his” used in the Plan will also refer to similar pronouns of the female gender unless otherwise qualified by the context.

ARTICLE III

PARTICIPATION AND FORFEITABILITY OF BENEFITS

3.1    Eligibility and Participation.

(a)    Determination of Eligibility. It is intended that eligibility to participate in the Plan will be limited to Eligible Persons, as determined by the Committee, in its sole and absolute discretion. During the Open Enrollment Period, each Eligible Person will be contacted and informed that he may elect to defer portions of his Compensation and will be provided with an Election Form and such other forms as the Committee will determine. An Eligible
Person will become a Participant by completing all required forms and making a deferral election during an Open Enrollment Period pursuant to Section 4.1. Eligibility to become a
Participant for any Plan Year will not entitle an Eligible Person to continue as an Active
Participant for any subsequent Plan Year.

(b)    Eligibility on Initial Service. If an Eligible Person is elected to the Board during the Plan
Year and designated by the Committee to be a Participant for such year, such Eligible
Person may elect to participate in the Plan during the Special Enrollment Period for the remainder of such Plan Year, by completing all required forms under Section 4.1 and making an election pursuant to Article IV. Designation as a Participant for the Plan Year in
which he is elected to the Board will not entitle the Eligible Person to continue as an Active
Participant for any subsequent Plan Year.

(c)    Loss of Eligibility Status. A Participant under this Plan who ceases to be a Director will continue as an Inactive Participant under this Plan until the Participant has received payment of all amounts payable to him under this Plan. In the event that an Eligible Person ceases active participation in the Plan because the Eligible Person is no longer described as a Participant pursuant to this Section 3.1, or because he ceases making deferrals of
Compensation, the Eligible Person will continue as an Inactive Participant under this Plan until he has received payment of all amounts payable to him under this Plan.

ARTICLE IV
DEFERRALS AND ACCOUNTING

4.1    General Rules Regarding Deferral Elections. An Eligible Person may become a Participant in the Plan for the applicable Plan Year by electing during the Open Enrollment Period to defer his
Compensation pursuant to the terms of this Section 4.1 on an Election Form. Such Election Form will be submitted to the Committee by the date specified by the Committee and will be effective with respect to Compensation deferral elections, as of the first payment dated on or after the next following January 1.

In the case of an Eligible Person who is newly elected to the Board during the Plan Year, the
Election Form will be entered into within the Special Enrollment Period and submitted to the
Committee by the date specified by the Committee and the specified deferral elections will only be effective with respect to Compensation earned after the date such Election Form is received by the
Committee.

A Participant shall make a new deferral election with respect to each Plan Year. Each Election
Form shall become irrevocable as of the last day of the election period.

4.2    Restricted Stock Unit Award Deferrals. Each Eligible Person may elect to defer receipt of all of the Shares that would otherwise be issuable upon settlement of a Restricted Stock Unit or Dividend
Equivalent award granted to such Participant during a Plan Year through the timely submission of an Election Form in accordance with Section 4.1. Deferrals of Shares related to Restricted Stock
Units and Dividend Equivalents shall be credited to the Participant’s Equity Account as of the vesting date applicable to such Restricted Stock Units and Dividend Equivalents, as set forth in the applicable Award Agreement.

Restricted Stock Units and Dividend Equivalents subject to a deferral election hereunder shall be subject to the same terms and conditions regarding vesting and forfeiture to which the Participant would have been subject had the Participant not elected to defer receipt of such Restricted Stock
Units and Dividend Equivalents, including any vesting or forfeiture provisions included in the OIP, the applicable Award Agreement or any other written agreement between such Participant and the
Company or any of its subsidiaries (the “Applicable Agreements”). The portions of such
Applicable Agreements that relate to the vesting and forfeiture of Restricted Stock Units and
Dividend Equivalents subject to a deferral election hereunder are incorporated herein by reference.

Notwithstanding anything to the contrary in an Applicable Agreement, Restricted Stock Units and
Dividend Equivalents subject to a deferral election hereunder shall be subject to the payment or settlement provisions set forth in the Plan, including all provisions of the Plan and, if applicable, a valid deferral election that relate to timing, form and medium of payment.

4.3    Accounting for Deferred Compensation.
(a)    Accounts. The Company shall establish and maintain an Account for each Participant. The
Company may establish more than one Account on behalf of any Participant as deemed necessary by the Committee for administrative purposes.

(b)    Equity Accounts, Dividend Equivalents and Other Distributions.
(i)    Restricted Stock Units and Dividend Equivalents. On the date that a Restricted
Stock Unit and Dividend Equivalent award subject to a deferral election hereunder vests in accordance with the terms and conditions of the Applicable Agreements, a number of notional Shares equal to the number of Shares that would otherwise have been issuable in settlement of such Restricted Stock Unit and Dividend Equivalent award shall be credited to a Participant’s Equity Account and shall become Elective
Equity Deferrals. All Elective Equity Deferrals shall be notionally invested in
Shares from the vesting date applicable to the Restricted Stock Units and Dividend
Equivalents subject to a deferral election through the applicable Distribution Date.

(ii)    Notional Shares Subject to Adjustment. Notional Shares credited to a Participant’s
Equity Account shall be subject to adjustment by the Committee in the same manner and under the same circumstances as would apply to outstanding Restricted
Stock Units or Shares under the OIP. Additionally, any cash dividends payable after vesting of the Restricted Stock Units subject to a deferral election will be paid out in cash. Any Share dividends payable after vesting of the Restricted Stock
Units will be paid out in an amount equal to the Fair Market Value (as defined in the OIP) of the Shares on the applicable Distribution Date.

ARTICLE V

DISTRIBUTION OF BENEFITS

5.1    In General. Except as otherwise provided in Sections 5.4 or 5.5, payment of a Participant’s
Account shall be made on the earliest to occur of the following events (each a “Payment Event”):

(a)    The Distribution Date specified in the Participant’s deferral election which may include the
Participant’s Separation from Service, six (6) months following the Participant’s Separation from Service, an anniversary of the Participant’s Separation from Service, the occurrence of a Change in Control, or an anniversary of the date on which the Elective Equity
Deferrals would have otherwise vested; provided that the Participant must select from among the available Distribution Date(s) designated by the Committee and set forth in the Election Form;

(b)    The Participant’s death; and

(c)    The Participant’s Disability.

5.2    Timing of Payments. Except as otherwise provided in this Article V, payments shall be made or commence on the Scheduled Payment Date following a Payment Event.

5.3    Medium of Payment. Benefit payments that are attributable to the Equity Account shall be paid in the form of Shares (subject to adjustment as provided in Section 4.3(b)(ii)), and the number of
Shares distributable to the Participant shall equal the number of notional Shares credited to such account on the Distribution Date (subject to adjustment as provided in Section 4.3(b)(ii)). Shares delivered upon settlement of an Equity Account shall be issued pursuant to the OIP and subject to all of its terms and conditions. Any cash or Share dividends payable after vesting of the Restricted
Stock Units subject to a deferral election will be paid in cash as described in Section 4.3(b)(ii).

5.4    Unforeseeable Emergency. Upon application by the Participant, the Committee, in its sole and absolute discretion, may direct payment of all or a portion of the Participant’s Account balance prior to his Separation from Service and any scheduled withdrawal date in the event of an
Unforeseeable Emergency. Any such application will set forth the circumstances constituting such
Unforeseeable Emergency. The Committee will determine whether to grant an application for a distribution on account of an Unforeseeable Emergency in accordance with guidance issued pursuant to section 409A of the Code. Specifically, the amount distributable on account of an
Unforeseeable Emergency must be limited to the amount reasonably necessary to satisfy the need
(plus any taxes resulting from the distribution). A distribution on account of an Unforeseeable
Emergency may be made only to the extent that the Participant’s need cannot be met through insurance reimbursements, the liquidation of other assets (but only if such liquidation would not itself cause a hardship). However, the determination of an Unforeseeable Emergency is not required to take into account additional compensation that could be paid to the Participant, but which has not actually been paid, under any other nonqualified deferred compensation plan in which the Participant participates.

5.4    Specified Employee Payment Delay. Unless otherwise payable without the imposition of penalty taxes pursuant to section 409A of the Code, if a Participant is a “specified employee” within the meaning of section 409A of the Code (a “Specified Employee”) as of the date of his or her
Separation from Service, then no distribution of such Participant’s Account shall be made upon the
Participant’s Separation from Service until the first payroll date of the seventh month following the
Participant’s Separation from Service (or, if earlier, upon the date of the Participant’s death) (the
“Specified Employee Payment Date”). Any payments to which a Specified Employee otherwise would have been entitled under the Plan during the period between the Participant’s Separation from Service and the Specified Employee Payment date shall be accumulated and paid in a lump sum payment on the Specified Employee Payment Date.

ARTICLE VI

PAYMENT LIMITATIONS

6.1    Legal Disability. If a person entitled to any payment under this Plan is, in the sole judgment of the Committee, under a legal disability, or otherwise is unable to apply such payment to his own interest and advantage, the Committee, in the exercise of its discretion, may direct the Company or payor of the benefit to make any such payment in any one or more of the following ways:

(a)    Directly to such person;

(b)    To his legal guardian or conservator; or

(c)    To his spouse or to any person charged with the duty of his support, to be expended for his benefit and/or that of his dependents.

The decision of the Committee will in each case be final and binding upon all persons in interest, unless the Committee reverses its decision due to changed circumstances.

6.2    Assignment. Except as provided in Section 6.1, no Participant or Beneficiary will have any right to assign, pledge, transfer, convey, hypothecate, anticipate or in any way create a lien on any amounts payable under this Plan. No amounts payable under this Plan will be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act, or by operation of law, or subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process, or be liable in any way for the debts or defaults of
Participants and their Beneficiaries.

ARTICLE VII

FUNDING

7.1    Funding. Benefits under this Plan will be funded solely by the Company. Benefits under this
Plan will constitute an unfunded general obligation of the Company, but the Company may, in its discretion, create reserves, funds and/or provide for amounts to be held in trust to fund such benefits on its behalf. Payment of benefits may be made by the Company, any trust established by the Company or through a service or benefit provider to the Company or such trust.

7.2    Creditor Status. Participants and their Beneficiaries will be general unsecured creditors of the
Company with respect to the payment of any benefit under this Plan, unless such benefits are provided under a contract of insurance or an annuity contract that has been delivered to
Participants, in which case Participants and their Beneficiaries will look to the insurance carrier or annuity provider for payment, and not to the Company. The Company’s obligation for such benefit will be discharged by the purchase and delivery of such annuity or insurance contract.

ARTICLE VIII

ADMINISTRATION

8.1    Plan Administration. The Plan shall be administered by the Committee.

8.2    Duties of Committee. The Committee will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan, including the following powers and duties:

(a)    To direct the administration of the Plan in accordance with the provisions herein set forth;

(b)    To adopt rules of procedure and regulations necessary for the administration of the Plan, provided such rules are not inconsistent with the terms of the Plan;

(c)    To determine all questions with regard to rights of Participants and Beneficiaries under the
Plan including, but not limited to, questions involving eligibility or the value of a
Participant’s Accounts;

(d)    To enforce the terms of the Plan and any rules and regulations adopted by the Committee;

(e)    To review and render decisions respecting a claim for a benefit under the Plan;

(f)    To furnish the Company with information that the Company may require for tax or other purposes;

(g)    To engage the service of counsel (who may, if appropriate, be counsel for the Company), actuaries, and agents whom it may deem advisable to assist it with the performance of its duties;

(h)    To prescribe procedures to be followed by Participants in obtaining benefits;

(i)    To receive from the Company and from Participants such information as is necessary for the proper administration of the Plan;

(j)    To establish and maintain, or cause to be maintained, the individual Accounts described in
Section 4.3;

(k)    To create and maintain such records and forms as are required for the efficient administration of the Plan;

(l)    To make all determinations and computations concerning the benefits, credits and debits to which any Participant, or other Beneficiary, is entitled under the Plan;

(m)    To give the Trustee of any trust established to serve as a source of funds under the Plan specific directions in writing with respect to:

(i)    making distribution payments, giving the names of the payees, specifying the amounts to be paid and the time or times when payments will be made; and

(ii)    making any other payments which the Trustee is not by the terms of the trust agreement authorized to make without a direction in writing by the Plan
Administrator;

(n)    To comply (or transfer responsibility for compliance to the Trustee) with all applicable federal income tax withholding requirements for benefit distributions, if applicable;

(o)    To construe the Plan, in its sole and absolute discretion, and make equitable adjustments for any errors made in the administration of the Plan; and

(p)    To adjust the Notional Shares credited to a Participant’s Equity Account in the same manner and under the same circumstances as would apply to outstanding Restricted Stock
Units and Shares under the OIP.

The foregoing list of express duties is not intended to be either complete or conclusive, and the
Plan Administrator will, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

8.3    Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

8.4    Overpayment and Underpayment of Benefits. The Plan Administrator may adopt, in its sole and absolute discretion, whatever rules, procedures and accounting practices are appropriate in providing for the collection of any overpayment of benefits. If a Participant or Beneficiary receives an underpayment of benefits, the Plan Administrator will direct that payment be made as soon as practicable to make up for the underpayment. If an overpayment is made to a Participant or Beneficiary, for whatever reason, the Plan Administrator may, in its sole and absolute discretion, withhold payment of any further benefits under the Plan until the overpayment has been collected or may require repayment of benefits paid under this Plan without regard to further benefits to which the Participant or Beneficiary may be entitled.

ARTICLE IX

AMENDMENT AND TERMINATION OF THE PLAN

9.1    Continuation. The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation beyond the promise to pay the benefits described in this Plan.

9.2    Amendment of Plan. The Company, through an action of the Board, reserves the right in its sole and absolute discretion to amend this Plan in any respect at any time. No amendment may adversely impact the amount of benefits a Participant has accrued under the Plan at such time except to the extent required by applicable law.

9.3    Termination of Plan. The Company, through an action of the Board, may terminate or suspend this Plan in whole or in part at any time, provided that no such termination or suspension will deprive a Participant, or person claiming benefits under this Plan through a Participant, of any amount credited to his Accounts under this Plan up to the date of suspension or termination, except as required by applicable law. Notwithstanding any provision of this Plan to the contrary, upon the complete termination of the Plan, the Board, in its sole and absolute discretion, may direct that the
Plan Administrator treat each Participant as having incurred a Separation from Service and to commence the distribution of each such Participant’s Account to him or his Beneficiary, as applicable, to the extent that the commencement of such distribution will not violate section 409A of the Code.

The Plan may be terminated and liquidated under the following circumstances:

(a)    Corporate Dissolution or Bankruptcy. The Board may terminate and liquidate the Plan within twelve (12) months of a corporate dissolution taxed under section 331 of the Code or with the approval of a bankruptcy court pursuant to 11 U.S.C. § 503(b)(1)(A), provided that the amounts deferred under the Plan are included in Participants; gross incomes in the latest of the following years (or if earlier, the taxable year in which the amount is actually or constructively received):

(i)    The calendar year in which the Plan termination and liquidation occurs.

(ii)    The first calendar year in which the amount is no longer subject to a substantial risk of forfeiture.

(iii)    The first calendar year in which the payment is administratively practicable.

(b)    Change in Control. The Board may terminate and liquidate the Plan within the thirty (30)
days preceding or the twelve (12) months following a change in control event, as defined in
Treasury Regulation § 1.409A-3(i)(5)), provided that all plans or arrangements that would be aggregated with the Plan under section 409A of the Code are also terminated and liquidated with respect to each Participant that experienced the change in control event so that under the terms of the Plan and all such arrangements the Participant is required to receive all amounts of compensation deferred under such arrangements within twelve (12)
months of the termination of the Plan or arrangement, as applicable. In the case of a change of control event which constitutes a sale of assets, the termination of the Plan pursuant to this Section 9.3 may be made with respect to the Company that is primarily liable immediately after the change of control transaction for the payment of benefits under the Plan.

(c)    Termination of Plan. The Board may terminate and liquidate the Plan provided that (i)
the termination and liquidation does not occur by reason of a downturn of the financial health of the Company, (ii) all plans or arrangements that would be aggregated with the
Plan under section 409A of the Code are also terminated and liquidated, (iii) no payments in liquidation of the Plan are made within twelve (12) months of the date of termination of the Plan other than payments that would be made in the ordinary course operation of the
Plan, (iv) all payments are made within twenty-four (24) months of the date the Plan is terminated and (v) the Company or the Company, as applicable depending on whether the
Plan is terminated with respect to such entity, do not adopt a new plan that would be aggregated with the Plan within three (3) years of the date of the termination of the Plan.

ARTICLE X

MISCELLANEOUS

10.1    No Reduction of Company Rights. Nothing contained in this Plan will be construed as a right of any Director to be renominated to serve as a Director.

10.2    Provisions Binding. All of the provisions of this Plan will be binding upon all persons who will be entitled to any benefit hereunder, their heirs and personal representatives.

10.3    Section 409A of the Code. The Company intends that the Plan comply with the requirements of section 409A of the Code and shall be operated and interpreted consistent with that intent.
Notwithstanding the foregoing, the Company makes no representation that the Plan complies with section 409A of the Code and shall have no liability to any Participant for any failure to comply with section 409A of the Code. This Plan shall constitute an “account balance plan” as defined in
Treas. Reg. section 31.3121(v)(2)-1(c)(1)(ii)(A). For purposes of section 409A of the Code, all amounts deferred under this Plan shall be aggregated with amounts deferred under other account balance plans.

IN WITNESS WHEREOF, this Plan has been executed on this ___ day of
______________, 2021.

MONEYGRAM INTERNATIONAL, INC.

By: _______________________

Print Name: _______________________

Title: _______________________

EXHIBIT A

MONEYGRAM INTERNATIONAL, INC.
AMENDED AND RESTATED 2005 OMNIBUS INCENTIVE PLAN
AS EFFECTIVE MAY 6, 2020

NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK UNIT AWARD AGREEMENT

TIME OF SETTLEMENT ELECTION FORM

Please complete this Time of Settlement Election Form (the “Election Form”) and return a signed copy to the General Counsel and Corporate Secretary of MoneyGram International, Inc. (the “Company”) no later than ____________________ (the “Election Deadline”).

Name: ______________________________________ (“Award Holder”)

NOTE: This Election Form relates to your ____ non-employee director annual equity retainer, which is expected to be awarded in _____________ coincident with the Company’s annual stockholders’ meeting in the form of Restricted Stock Units (the “____ RSUs”), subject to your continued service with the Company through the applicable grant date. This Election Form does not apply to or govern any other equity awards you may receive from the Company. You must make a separate election with respect to subsequent equity awards to the extent permitted and in accordance with any rules established by the Company.

1. Settlement of RSUs

In making this election, the following rules apply:

•The ____ RSUs are expected to be granted in _________ pursuant to a Restricted Stock Unit Award Agreement between you and the Company (the “Agreement”), subject to your continued service with the Company through the applicable grant date, and are subject to the terms of this Election Form (to the extent completed and returned by you), the Agreement and the MoneyGram International, Inc. Amended and Restated 2005 Omnibus Incentive Plan As Effective May 6, 2020 (the “Omnibus Plan”).

•Unless otherwise specified, capitalized terms used but not defined in this Election Form shall have the meaning attributed to them in the Agreement or the Omnibus Plan, as applicable. References in this Election Form to the “____ RSUs” include any additional Restricted Stock Units that may be credited to you pursuant to the terms of the Agreement as a result of a dividend declared prior to the settlement date of the RSUs.

•If you wish to defer settlement of the ____ RSUs, you must complete this Election Form by the Election Deadline and select a settlement date on which you will receive the Shares underlying the ____ RSUs to the extent such Restricted Stock Units become vested.

•If you do not wish to defer settlement of the ____ RSUs, you do not need to complete this Election Form as the Shares underlying your vested ____ RSUs will automatically be paid to you as specified in the Agreement.

Exhibit A-1

•Notwithstanding the foregoing, if you fail to complete and timely submit this Election Form for any reason, the Shares underlying your vested ____ RSUs will be paid to you at the default time specified in the Agreement.

2. Deferral Election

If you would like to defer settlement of the ____ RSUs, please select one of the following settlement dates that will apply to the ____ RSUs:

___ I hereby elect to receive the Shares related to the ____ RSUs upon the earlier to occur of (i) the consummation of a Change in Control and (ii) the ____ anniversary of the date of my “separation from service” (within the meaning of Section 409A) with the Company.

___ I hereby elect to receive the Shares related to the ____ RSUs upon the earlier to occur of (i) the consummation of a Change in Control and (ii) the ____ anniversary of the date on which the ____ RSUs become vested under the Agreement.

3. Signature

I understand that my rights to the Shares underlying the ____ RSUs are subject to the rights of the creditors of the Company in the event of its insolvency. I further understand that this Election Form will become effective and irrevocable as of the end of the day on______________________, which is the Election Deadline. Once I have elected the time of settlement of my ____ RSUs by filing this completed Election Form with the General Counsel and Corporate Secretary of the Company, I understand that (a) the settlement election will be irrevocable as of the Election Deadline, (b) the settlement election will control over any contrary payment time or event specified in the Agreement, and (c) the settlement election may not be changed at any time. I acknowledge that, if I do not complete and timely submit this Election Form, the Shares underlying my vested ____ RSUs will be settled at the default time specified in the Agreement.

By executing this Election Form, I hereby acknowledge my understanding of, and agreement with, the terms and provisions set forth in this Election Form, the Agreement and the Omnibus Plan. Notwithstanding anything contained herein to the contrary, I acknowledge that if I am a “specified employee” (within the meaning of Section 409A) at the time of my separation from service with the Company, the settlement of the ____ RSUs will be delayed until at least six months following the date of the separation from service to the extent necessary to comply with Section 409A. This Election Form is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that this Election Form or the settlement of the ____ RSUs hereunder complies with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by me on account of non-compliance with Section 409A. I acknowledge that I have been advised to consult with my own tax advisor regarding the tax consequences of executing this Election Form. I agree to be responsible and assume all liability for and hereby agree to defend, release, indemnify, and hold harmless the Company, its officers, directors, employees, agents and affiliates against any claims, including but not limited to claims from the Internal Revenue Service (or any equivalent agency, as applicable) arising in connection with this Election Form and settlement of the ____ RSUs.

Exhibit A-2

AWARD HOLDER MONEYGRAM INTERNATIONAL INC.

By: ________________________ By: ________________________
Name: ________________________ Name: ________________________
Date: ________________________ Title: ________________________
Date: ________________________

Exhibit A-3